                                                                     EXHIBIT 4.8

                           THE HILLHAVEN CORPORATION
                             _____________________

                 ________% SENIOR SUBORDINATED NOTES due 2001

No. ________________                                             $______________



     THE HILLHAVEN CORPORATION, a Nevada corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of
___________________ United States dollars on ___________________, 2001, at the office or agency of the Company referred to below, and to pay interest thereon from _______________, 1993 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________________ and _________________, in each year, commencing ___________,
1994 at the rate of ___________ % per annum, in United States dollars, until the principal hereof is paid or duly provided for.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be ____________ or ___________ (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the
               --------  -------
option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

Dated: _______________                 THE HILLHAVEN CORPORATION

                                       By:_______________________

Attest:
                                                   [SEAL]
_________________________
        Secretary

                         Form of Reverse of Security.
                         ----------------------------

     The form of the reverse of the Securities shall be substantially as follows:

     This Security is one of a duly authorized issue of Securities of the Company designated as its _____________% Senior Subordinated Notes due 2001 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $175,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of ______________, 1993, among the Company and State Street Bank and Trust Company, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on this Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

     The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), whether Outstanding on the date of the Indenture or thereafter, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose; provided, however, that the indebtedness evidenced by this
              --------  -------
Security shall cease to be so subordinate and subject in right of payment upon any defeasance of this Security referred to in clause (a) or (b) of the next preceding paragraph.

     The Securities are subject to redemption, as a whole or in part, at any time on or after __________, 1998 at the option of the Company, upon not less than 30 nor more than 60 days' prior notice by first-class mail in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as a percentage of the principal amount) if redeemed during the 12-month period beginning ___________ of the years indicated below:

                                                      Redemption
                Year                                    Price
                ----                                  ----------
                1998 ..........................         ______%
                1999 ..........................         ______%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of the Holders of record on the relevant record date to receive interest due on an Interest Payment Date). If less than all of the Securities are to be redeemed, such portion of the Securities shall be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

     At any time on or prior to __________, 1996, the Company may redeem up to an aggregate of $50,000,000 principal amount of

Securities within 180 days of the conclusion of one or more Public Equity Offerings of the Company or any of its Subsidiaries with the net proceeds of such offerings at a redemption price equal to of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date.

     Upon the occurrence of a Change in Control, each Holder may require the Company to repurchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date of repurchase.

     Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which is not used to prepay Senior Indebtedness or invested in properties or assets used in the businesses of the Company, exceeds $17,500,000, the Company will be required to apply such proceeds to the repayment of the Securities and certain indebtedness ranking pari passu to the
                                                             ---- -----
Securities.

     In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

     In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange here for or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any Guarantor (in the event such Guarantor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                      Form of Trustee's Certificate of Authentication.
                      -----------------------------------------------

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     This is one of the Securities referred to in the within-mentioned
Indenture.

STATE STREET BANK AND TRUST COMPANY
   As Trustee


By:_________________________
   Authorized Officer